Exhibit 99.1

Tesoro Corporation Announces Second Quarter 2009 Results

SAN ANTONIO--(BUSINESS WIRE)--July 29, 2009--Tesoro Corporation (NYSE:TSO) today reported a second quarter 2009 net loss of $45 million, or $0.33 per diluted share compared to net earnings of $4 million, or $0.03 per diluted share for the second quarter of 2008. Second quarter segment operating income was $11 million versus $74 million in the second quarter of 2008. The variance was primarily due to lower gross margins and decreased throughput, partially offset by lower operating costs.

The Company’s realized gross margin of $8.52 per barrel (/bbl) decreased by $1.58/bbl from a year ago, although the Tesoro Index was $3/bbl lower. The Company reduced the amount of distillate it produced as West Coast distillate margins decreased by more than $22/bbl from a year ago, while gasoline margins increased more than $2/bbl from the 2008 second quarter. Narrowing price spreads between heavy and light crudes also reduced gross margins. During the second quarter, discounts for spot California heavy crudes were down 45%, as San Joaquin Valley Heavy traded $8/bbl below Alaska North Slope (ANS) versus a discount of $15/bbl a year ago. Discounts for South American heavy crudes also weakened as Oriente crude traded $7/bbl below ANS versus $13/bbl a year ago. Heavy crudes such as these represent almost 70% of our crude slate in the California region.

Total system throughput for the second quarter was 565 thousand barrels per day (mbpd), down 7% from the 2008 second quarter as a result of a full plant turnaround at Alaska, and planned maintenance at Golden Eagle. Additionally, in this economic environment, the Company continues to monitor throughput and inventory levels to meet lower product demand.

Direct manufacturing costs before depreciation and amortization were $238 million in the second quarter versus $257 million in the first quarter 2009. The difference is primarily attributable to lower energy costs. During the quarter, spot natural gas prices averaged $4 per million British thermal units (mmbtu), a decrease of 15% from a quarter ago.

For the second quarter 2009, capital expenditures were $173 million, including turnaround spending. We expect to spend less than our announced capital budget of $600 million dollars for the full year.

“As we began 2009, we were prepared for a very difficult year, and in the second quarter it arrived,” said Bruce Smith, Chairman, President and CEO. “Declining industrial production, weak distillate demand and excess inventories have crushed distillate margins. Gasoline margins, which were strong in April, weakened in the quarter and dropped to half the April levels in July. Like other refiners, the most significant impact to our second quarter results was the narrowing of the heavy crude discount which has severely reduced overall coking capacity economics. The marginal economics of these units at our California refineries materially impacted the quarter.

“The outlook for the third quarter is that we expect to continue to see difficult market conditions. In July, record product inventories and narrow heavy-light crude oil differentials continued to hamper margins. We are prepared for this environment to persist. Already, we are seeing temporary closures and units running at less than full rates at a number of refineries. We remain committed to our 2009 goals of lowering our cash break-even costs, gaining sustainable improvements in our capture of available margins and funding our capital program through operating cash flow. We believe that our markets and assets continue to hold competitive advantages, and our management team is prepared for both the political and consumer-related challenges that may lie ahead,” said Smith.

Board Declares Quarterly Dividend

Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable September 15, 2009 to shareholders of record as of September 1, 2009.

Public Invited to Listen to Analyst Conference Call

At 7:30 a.m., CDT, Thursday, July 30th, 2009 Tesoro will broadcast, live, its conference call with analysts regarding second quarter 2009 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com, or via phone by dialing 888-241-0558 (international dial-in: 647-427-3417), event ID 18009088. A telephone replay of the call will be available for one week, and may be accessed via phone by dialing 800-839-9871 (international replay: 402-220-4284 and entering passcode 18009088).

Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 665,000 barrels per day. Tesoro's retail-marketing system includes over 870 branded retail stations, of which over 380 are company operated under the Tesoro®, Shell®, Mirastar® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our expectations of the market environment, and our expectations about our cash flow, our capital spending and our margin capture. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues (a)	$4,181	$8,887	$7,461	$15,493
Costs and Expenses:
Costs of sales and operating expenses (a) (b)	4,036	8,694	7,044	15,302
Selling, general and administrative expenses	53	58	107	110
Depreciation and amortization	108	99	213	189
Loss on asset disposals and impairments	20	9	21	23
Operating Income (Loss)	(36)	27	76	(131)
Interest and Financing Costs	(31)	(29)	(59)	(53)
Interest Income	2	1	3	3
Foreign Currency Exchange Loss	(10)	(5)	(10)	(8)
Other Income (c)	-	4	-	49
Earnings (Loss) Before Income Taxes	(75)	(2)	10	(140)
Income Tax Provision (Benefit)	(30)	(6)	4	(62)
Net Earnings (Loss)	$(45)	$4	$6	$(78)
Net Earnings (Loss) Per Share:
Basic	$(0.33)	$0.03	$0.04	$(0.57)
Diluted (d)	$(0.33)	$0.03	$0.04	$(0.57)
Weighted Average Common Shares:
Basic	138.0	136.5	137.9	136.3
Diluted (d)	138.0	138.9	139.6	136.3

(a)	We have reclassified our losses associated with our derivative instruments for the 2008 periods from “Revenues” to “Costs of sales and operating expenses” to conform to the 2009 presentation. Our derivative losses totaled $52 million and $133 million during the three months ended June 30, 2009 and 2008, respectively, and $55 million and $208 million during the six months ended June 30, 2009 and 2008, respectively.

(b)	During the 2008 second quarter, a reduction in inventory quantities resulted in a liquidation of applicable LIFO inventory quantities carried at lower costs in the prior year. This LIFO liquidation resulted in a decrease of costs of sales of $78 million for the three and six months ended June 30, 2008.

(c)	Other income for the three and six months ended June 30, 2008 represents refunds received from the Trans Alaska Pipeline System in connection with rulings by the Regulatory Commission of Alaska concerning our protest of intrastate pipeline tariffs set between 1997 and 2003.

(d)	The assumed conversion of common stock equivalents produced anti-dilutive results for the three months ended June 30, 2009 and six months ended June 30, 2008, and was not included in the dilutive calculation.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating Income (Loss)
Refining	$7	$85	$184	$(2)
Retail	4	(11)	(11)	(39)
Total Segment Operating Income (Loss)	11	74	173	(41)
Corporate and Unallocated Costs	(47)	(47)	(97)	(90)
Operating Income (Loss)	(36)	27	76	(131)
Interest and Financing Costs	(31)	(29)	(59)	(53)
Interest Income	2	1	3	3
Foreign Currency Exchange Loss	(10)	(5)	(10)	(8)
Other Income (c)	-	4	-	49
Earnings (Loss) Before Income Taxes	$(75)	$(2)	$10	$(140)

Depreciation and Amortization
Refining	$90	$83	$177	$156
Retail	10	10	19	22
Corporate	8	6	17	11
Depreciation and Amortization	$108	$99	$213	$189
Capital Expenditures
Refining	$88	$123	$159	$288
Retail	4	5	9	6
Corporate	15	8	27	17
Capital Expenditures	$107	$136	$195	$311
BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	June 30,	December 31,
	2009	2008
Cash and Cash Equivalents	$279	$20
Total Assets	$8,322	$7,433
Total Debt	$1,837	$1,611
Total Stockholders' Equity	$3,209	$3,218
Total Debt to Capitalization Ratio	36%	33%

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
REFINING SEGMENT
	Total Refining Segment
	Throughput (thousand barrels per day)
	Heavy crude (e)	186	184	184	180
	Light crude	343	388	332	389
	Other feedstocks	36	38	35	33
	Total Throughput	565	610	551	602

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	286	280	272	282
	Jet fuel	67	82	66	79
	Diesel fuel	111	145	116	136
	Heavy oils, residual products, internally produced fuel and other	133	135	128	134
	Total Yield	597	642	582	631

	Gross refining margin ($/throughput bbl) (f)	$8.52	$10.10	$10.27	$8.34
	Manufacturing cost before depreciation and amortization ($/throughput bbl) (f)	$4.63	$5.35	$4.96	$5.32

	Segment Operating Income ($ millions)
	Gross refining margin (g)	$438	$561	$1,023	$914
	Expenses
	Manufacturing costs	238	297	495	583
	Other operating expenses	77	76	136	146
	Selling, general and administrative	8	12	12	21
	Depreciation and amortization (h)	90	83	177	156
	Loss on asset disposals and impairments (i)	18	8	19	10
	Segment Operating Income (Loss)	$7	$85	$184	$(2)

	Refined Product Sales (thousand barrels per day) (j)
	Gasoline and gasoline blendstocks	317	334	312	332
	Jet fuel	79	92	78	95
	Diesel fuel	123	151	121	137
	Heavy oils, residual products and other	88	104	87	98
	Total Refined Product Sales	607	681	598	662

	Refined Product Sales Margin ($/barrel) (j)
	Average sales price	$69.63	$135.73	$63.15	$121.29
	Average costs of sales	61.80	125.19	54.06	112.66
	Refined Product Sales Margin	$7.83	$10.54	$9.09	$8.63

(e)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(f)

Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry.  Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies.  Gross refining margin is calculated as revenues less costs of feedstocks, purchased refined products, transportation and distribution.  Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations.  Manufacturing costs per barrel is calculated by dividing manufacturing costs by total refining throughput and may not be comparable to similarly titled measures used by other companies.  Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(g)	Consolidated gross refining margin totals gross refining margin for each of our regions adjusted for other costs not directly attributable to a specific region. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.

(h)	Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.62 and $1.41 for the three months ended June 30, 2009 and 2008, respectively, and $1.66 and $1.33 for the six months ended June 30, 2009 and 2008, respectively.

(i)	Includes a termination charge of $12 million during the three and six months ended June 30, 2009, related to cancelling the purchase of equipment associated with a capital project at our Los Angeles refinery.

(j)	Sources of total refined product sales included refined products manufactured at the refineries and refined products purchased from third parties. Total refined product sales margin includes margins on sales of manufactured and purchased refined products and the effects of inventory changes.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
Refining By Region
	California (Golden Eagle and Los Angeles)
	Throughput (thousand barrels per day) (k)
	Heavy crude (e)	173	144	169	151
	Light crude	57	82	59	82
	Other feedstocks	21	24	22	22
	Total Throughput	251	250	250	255

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	140	129	136	136
	Jet fuel	20	20	18	19
	Diesel fuel	50	68	56	64
	Heavy oils, residual products, internally produced fuel and other	65	53	62	53
	Total Yield	275	270	272	272

	Gross refining margin	$185	$318	$521	$558
	Gross refining margin ($/throughput bbl) (f)	$8.09	$13.98	$11.54	$12.04
	Manufacturing cost before depreciation and amortization ($/throughput bbl) (f)	$6.12	$7.87	$6.57	$7.54

	Pacific Northwest (Alaska & Washington)
	Throughput (thousand barrels per day) (k)
	Heavy crude (e)	-	13	-	12
	Light crude	129	153	117	149
	Other feedstocks	10	9	9	7
	Total Throughput	139	175	126	168

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	64	69	57	65
	Jet fuel	22	31	22	31
	Diesel fuel	23	36	22	32
	Heavy oils, residual products, internally produced fuel and other	34	45	29	45
	Total Yield	143	181	130	173

	Gross refining margin	$123	$138	$206	$167
	Gross refining margin ($/throughput bbl) (f)	$9.70	$8.63	$9.01	$5.47
	Manufacturing cost before depreciation and amortization ($/throughput bbl) (f)	$3.72	$3.79	$4.18	$4.01

	Mid-Pacific (Hawaii)
	Throughput (thousand barrels per day)
	Heavy crude (e)	13	27	15	17
	Light crude	53	44	55	52
	Total Throughput	66	71	70	69

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	16	16	17	17
	Jet fuel	17	19	17	19
	Diesel fuel	10	11	10	10
	Heavy oils, residual products, internally produced fuel and other	24	27	27	25
	Total Yield	67	73	71	71

	Gross refining margin	$15	$(41)	$71	$(50)
	Gross refining margin ($/throughput bbl) (f)	$2.52	$(6.33)	$5.67	$(3.97)
	Manufacturing cost before depreciation and amortization ($/throughput bbl) (f)	$3.21	$3.15	$2.98	$3.11

(k)	We experienced reduced throughput due to turnarounds at the Alaska and Golden Eagle refineries during the 2009 second quarter, scheduled maintenance at the Washington refinery during the 2009 first quarter, and scheduled turnarounds at the Golden Eagle refinery during the 2008 first and second quarters and at the Washington refinery during the 2008 first quarter.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Mid-Continent (North Dakota & Utah)
Throughput (thousand barrels per day)
Light crude	104	109	101	106
Other feedstocks	5	5	4	4
Total Throughput	109	114	105	110

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	66	66	62	64
Jet fuel	8	12	9	10
Diesel fuel	28	30	28	30
Heavy oils, residual products, internally produced fuel and other	10	10	10	11
Total Yield	112	118	109	115

Gross refining margin	$111	$143	$222	$235
Gross refining margin ($/throughput bbl) (f)	$11.29	$13.86	$11.71	$11.72
Manufacturing cost before depreciation and amortization ($/throughput bbl) (f)	$3.20	$3.59	$3.40	$3.58

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
RETAIL SEGMENT
	Number of Stations (end of period)
	Company-operated	388	437	388	437
	Branded jobber/dealer	490	496	490	496
	Total Stations	878	933	878	933

	Average Stations (during period)
	Company-operated	388	440	389	443
	Branded jobber/dealer	490	497	489	485
	Total Average Retail Stations	878	937	878	928

	Fuel Sales (millions of gallons)
	Company-operated	263	270	513	557
	Branded jobber/dealer	80	73	146	135
	Total Fuel Sales	343	343	659	692

	Fuel Margin ($/gallon) (l) (m)	$0.16	$0.12	$0.14	$0.12
	Merchandise Sales ($ millions)	$56	$58	$102	$111
	Merchandise Margin ($ millions)	$14	$15	$25	$28
	Merchandise Margin %	25%	26%	25%	25%

	Segment Operating Income (Loss) ($ millions)
	Gross Margins
	Fuel (m)	$55	$41	$91	$82
	Merchandise and other non-fuel margin	20	20	37	38
	Total Gross Margins	75	61	128	120
	Expenses
	Operating expenses	52	56	102	114
	Selling, general and administrative	7	6	16	12
	Depreciation and amortization	10	10	19	22
	Loss on asset disposals and impairments (n)	2	-	2	11
	Segment Operating Income (Loss)	$4	$(11)	$(11)	$(39)

(l)	Management uses fuel margin per gallon to compare profitability to other companies in the industry. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes and may not be calculated similarly by other companies. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with U.S. GAAP.

(m)	Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

(n)	Represents impairment charges during the three months ended March 31, 2008 primarily related to a potential sale of 20 retail stations.

CONTACT:
Tesoro Corporation
Investors:
Scott Phipps, 210-626-4882
Managing Director, Finance & Investor Relations
or
Media:
Lynn Westfall, 210-626-4697
SVP of External Affairs and Chief Economist